As filed with the Securities and Exchange Commission on April 19, 2021
Registration No. 333-254138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	74-2415696 (I.R.S. Employer Identification No.)
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Patrick Goepel
Chief Executive Officer
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Katheryn A. Gettman, Esq.
Cozen O’Connor, P.C.
33 South 6th Street, Suite 3800
Minneapolis, Minnesota 55402
(612) 260-9080
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or emerging growth. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
Asure Software, Inc. is hereby filing this Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-254138), originally filed on March 11, 2021 (as amended, the “Registration Statement”), as an exhibit only filing to file the consent of Marcum LLP filed herewith as Exhibit 23.1 in order to update the Consent originally filed with the Registration Statement. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

ITEM 16.
Exhibits.

Exhibit No.	Description
3.1(1)	Restated Certificate of Incorporation
3.2(2)	Certificate of Amendment to the (Restated) Certificate of Incorporation
3.3(3)	Third Amended and Restated Bylaws
3.4(4)	Amendment No. 1 to the Third Amended and Restated Bylaws
4.1(5)	Form of Common Stock Certificate
4.2(6)	Second Amended and Restated Rights Agreement dated as of April 17, 2019, between Asure Software, Inc. and American Stock Transfer & Trust Company
4.3(7)	Description of the Company’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Debt Security
4.6*	Form of Debt Warrant
4.7*	Form of Equity Warrant
4.8***	Form of Indenture
4.9*	Form of Rights Agent Agreement
4.10*	Form of Unit Agreement
5.1***	Opinion of Cozen O’Connor P.C.
23.1**	Consent of Marcum LLP
23.2***	Consent of Cozen O’Connor P.C. (included in Exhibit 5.1)
24.1***	Power of Attorney (included on signature page to Registration Statement on Form S-3 (No. 333-254138) filed with the SEC on March 11, 2021)
25.1*	Statement of Eligibility of Trustee on Form T-1

(1)
Filed on May 11, 2017 as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

(2)
Filed on June 1, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(3)
Filed on November 9, 2018, as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

(4)
Filed on April 6, 2020, as Exhibit 3.1 to our Current Report on Form 8-K.

(5)
Filed on December 13, 2012, as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-185448).

(6)
Filed on April 19, 2019, as Exhibit 4.1 to our Current Report on Form 8-K.

(7)
Filed on March 16, 2020, as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2019

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

**
Filed herewith.

***
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 19, 2021.
ASURE SOFTWARE, INC.
/s/ Patrick Goepel

Patrick Goepel
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature		Title	Date
/s/ Patrick Goepel Patrick Goepel		Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	April 19, 2021
* John Pence		Chief Financial Officer (Principal Financial and Accounting Officer)	April 19, 2021
* Daniel Gill		Lead Independent Director	April 19, 2021
* Benjamin Allen		Director	April 19, 2021
* W. Carl Drew		Director	April 19, 2021
* Grace Lee		Director	April 19, 2021
* Bradford Oberwager		Director	April 19, 2021
* Bjorn Reynolds		Director	April 19, 2021
*By:	/s/ Patrick Goepel Patrick Goepel Attorney-in-Fact